UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 3, 2016

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Broad Street, Southern Pines, North Carolina	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

Page

Item 1.01 – Entry Into a Definitive Material Agreement	3

Item 8.01 – Other Events	3

Item 9.01 – Financial Statements and Exhibits	3

Signatures	4

Exhibit 99.1- Press Release dated March 4, 2016	Exhibit

Exhibit 99.2 – Purchase and Assumption Agreement dated as of March 3, 2016 between First Bank (as Seller) and First Community Bank (as Purchaser)	Exhibit

Exhibit 99.3 - Purchase and Assumption Agreement dated as of March 3, 2016 between First Community Bank (as Seller) and First Bank (as Purchaser)	Exhibit

Item 1.01 – Entry Into a Definitive Material Agreement

On March 3, 2016, First Bank, the wholly-owned subsidiary of First Bancorp (NASDAQ – FBNC), entered into two purchase and assumption agreements, one as the buyer and one as the seller, to exchange its seven First Bank branches located in Virginia, where it does business as First Bank of Virginia, to First Community Bank in return for six of that bank’s branches located in North Carolina. Four of the six branches expected to be acquired are in Winston-Salem, with the other two branches being in the Charlotte-metro markets of Mooresville and Huntersville. First Community Bank is a community bank headquartered in Bluefield, Virginia, and is a subsidiary of First Community Bancshares, Inc.

According to agreement, it is expected that substantially all deposits and certain loans assigned to the branches will transfer. Currently, First Bank’s branches in Virginia have approximately $150 million in deposits, while the First Community Bank branches have approximately $130 million in deposits. The agreement calls for each side to pay the other a deposit premium based on a scale of deposit account types.

As it relates to loans, subject to each bank’s due diligence and the automatic exclusion of adversely classified loans, all of First Bank’s performing loans located at its Virginia branches will transfer to First Community Bank, and a like amount of First Community Bank’s loans located at the six branches in North Carolina will transfer to First Bank. It is currently estimated that the amount of loans that will be transferred between the two banks will be up to $175 million, with all loans being transferred at par value. The agreement also calls for each bank’s branch premises to be transferred at carrying value.

The transaction is subject to regulatory approval and is expected to be completed during the third quarter of 2016.

Item 8.01 – Other Events

On March 4, 2016, the Registrant issued a press release reporting that its wholly owned subsidiary, First Bank, had entered into an agreement to exchange branches with First Community Bank, the bank subsidiary of First Community Bancshares, Inc., an institution headquartered in Bluefield, Virginia.  A copy of this press release is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

Exhibit 99.1 – Press Release dated March 4, 2016

Exhibit 99.2 – Purchase and Assumption Agreement dated as of March 3, 2016 between First Bank (as Seller) and First Community Bank (as Purchaser)

Exhibit 99.3 - Purchase and Assumption Agreement dated as of March 3, 2016 between First Community Bank (as Seller) and First Bank (as Purchaser)

Disclosures About Forward Looking Statements
The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as

“expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

March 7, 2016	By:	/s/ Richard H. Moore
Richard H. Moore
President and Chief Executive Officer

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